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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-133552, No. 333-114904 and No. 333-100161) of Destiny Media Technologies Inc. (the “Company”) of our report dated November 20, 2015 relating to the consolidated financial statements of the Company which appears in this Form 10-K of the Company for the year ended August 31, 2015.

/s/ BDO CANADA LLP

Vancouver, Canada
November 20, 2015